Exhibit 9(e)
Opinion and Consent of Counsel

                        ALLSTATE LIFE INSURANCE COMPANY
                             LIFE LAW AND REGULATION
                               Allstate Plaza West
                          3100 Sanders Road - Suite J5B
                         Northbrook, Illinois 60062-7154



Michael J. Velotta
 Vice President, Secretary
   and General Counsel

                                     April 1, 2004


TO:               GLENBROOK LIFE AND ANNUITY COMPANY
                  NORTHBROOK, ILLINOIS 60062-7154

FROM:             MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:               FORM N-4 REGISTRATION STATEMENT
                  UNDER THE SECURITIES ACT OF 1933 AND
                  THE INVESTMENT COMPANY ACT OF 1940
                  FILE NOS. 333-___ and 811-07541

       With reference to the above-mentioned Registration Statement on Form N-4 ("Registration Statement") filed by Glenbrook Life and Annuity Company (the "Company"), as depositor, and Glenbrook Life Multi-Manager Variable Account, as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of May 1, 2004:

     1. The Company is duly organized and existing under the laws of the State of Arizona and has been duly authorized to do business by the Director of Insurance of the State of Arizona.

     2. The securities registered by the Registration Statement when issued will be valid, legal and binding obligations of the Company.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectuses constituting a part of the Registration Statement.



                                   Sincerely,


                                   /s/ Michael J. Velotta
                                   Michael J. Velotta
                                   Vice President, Secretary and
                                     General Counsel